                                                                   EXHIBIT 99.1



                                AMENDMENT NO. 3
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT


        THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of April 18, 2002, is entered into by and among PACIFICARE HEALTH SYSTEMS, INC., a Delaware corporation, formerly known as N-T Holdings, Inc. (the "Borrower"), the Subsidiary Guarantors parties hereto (together with the Borrower, the "Loan Parties"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Lenders (the "Lenders"), the bank listed on the signature pages hereof as the Initial Issuing Bank (the "Initial Issuing Bank" and, together with the Lenders, the "Lender Parties") and the Swing Line Bank, Banc of America Securities LLC ("Banc of America Securities") and J.P. Morgan Securities Inc. as co-lead arrangers (the "Co-Lead Arrangers"), Banc of America Securities, J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. as joint book-running managers (the "Joint Book-Running Managers"), Bank of America, N.A. ("Bank of America"), as collateral agent (together with any successor collateral agent, the "Collateral Agent"), and Bank of America, as administrative agent (together with any successor administrative agent, the "Administrative Agent" and, together with the Collateral Agent, the "Agents") for the Lender Parties. Except as otherwise defined in this Amendment, terms defined in the Credit Agreement referred to below (as amended by this Amendment) are used herein as defined therein.

                                    RECITALS

        A. The parties hereto have entered into that certain Amended and Restated Credit Agreement dated as of August 20, 2001, as amended by that certain Letter Amendment dated August 30, 2001 and as further amended by that certain Letter Amendment dated January 23, 2002 (such Amended and Restated Credit Agreement, as heretofore amended, the "Credit Agreement").

        B. The Borrower has requested certain modifications to the Credit Agreement.

        C. Such modifications require the consent of the Lenders.

        D. The Lenders have consented to the requested modifications on the terms and conditions set forth herein.

                                    AGREEMENT

        NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.      AMENDMENTS TO CREDIT AGREEMENT

        Subject to the satisfaction of the conditions precedent set forth in
Section 5 of Article II hereof, from and after the Third Amendment Effective Date (as defined below), the Credit Agreement is hereby amended in the following respects:

        1. The definition of Applicable Margin in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

               "APPLICABLE MARGIN" means in respect of the Revolving Credit Facility and the Term A Facility, 4.00% per annum in the case of Base Rate Advances and 5.00% per annum in the case of Eurodollar Rate Advances; provided, however, the Applicable Margin shall be increased to 4.50% per annum in the case of Base Rate Advances and 5.50% per annum in the case of Eurodollar Rate Advances if, on or before July 2, 2003, the Borrower has not permanently reduced the aggregate Commitments under the Term A Facility and the Revolving Credit Facility, collectively, to $400 million or less, such increase in the Applicable Margin to be effective as of July 2, 2003.

        2. The definition of "Excess Cash Flow" in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

        3. The definition of Net Income in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

               "NET INCOME" means, with respect to any Person for any period, the aggregate of the net income of such Person for such period, determined in accordance with GAAP; provided, however, that (i) any non-cash net after-tax extraordinary gains or losses (less all fees and expenses relating thereto) shall be excluded, (ii) any non-cash net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business shall be excluded, (iii) any non-cash net after-tax gains or losses (less all fees and expenses relating thereto) attributable to the impairment of long-lived assets shall be excluded and (iv) for purposes of the covenants in Section 5.04(a) and (b) and the definitions related thereto, after-tax Restructuring Charges shall be excluded.

        4. Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions of "Debt Proceeds Account", "Remaining Balance", "Scheduled Amortization Payment", "Specified Termination Date", "Third Amendment" and "Third Amendment Effective Date" in the appropriate alphabetical order to read as follows:

               "DEBT PROCEEDS ACCOUNT" means that interest-bearing account maintained by the Collateral Agent for the benefit of the Lenders pursuant to documentation satisfactory to the Collateral Agent, the proceeds of which may be used by the Borrower to prepay, repurchase or redeem the 7% Senior Notes, subject to the terms of the documentation related thereto.

               "REMAINING BALANCE" means the remaining balance of all Advances less the amount of any Scheduled Amortization Payments required to be paid prior to the Specified Termination Date (other than any past due Scheduled Amortization Payments).

               "SCHEDULED AMORTIZATION PAYMENT" has the meaning set forth in
        Section 2.06(b)(i).

               "SPECIFIED TERMINATION DATE" means January 2, 2003 unless the conditions precedent set forth in Section 2.17 have been satisfied, in which case the Specified Termination Date shall become January 3, 2005.

               "THIRD AMENDMENT" means that certain Amendment No. 3 to Amended and Restated Credit Agreement dated as of April 18, 2002, among the Borrower, the Subsidiary Guarantors, the Lenders and the Administrative Agent.

               "THIRD AMENDMENT EFFECTIVE DATE" means April 18, 2002 once each of the conditions precedent to the effectiveness of the Third Amendment is satisfied by the Loan Parties or waived by the Administrative Agent and/or the Lenders, as applicable.

        5. The definition of "Termination Date" in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

               "TERMINATION DATE" means the earlier of (a) the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitments and the Term A Commitments pursuant to Section 2.05 or 6.01 and (b) the Specified Termination Date.

        6. Section 2.04(a) and (b) of the Credit Agreement are hereby amended in their entirety to read as follows:

                      (a) Term A Advances. The Term A Facility is subject to scheduled amortization as set forth in Section 2.06(b)(i). In addition, the Borrower shall repay to the Administrative Agent for the ratable account of the Term A Lenders the aggregate principal amount of the Term A Advances outstanding on the Termination Date.

                      (b) Revolving Credit Advances. The Revolving Credit Facility is subject to scheduled amortization as set forth in Section 2.06(b)(i). In addition, the Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Termination Date in respect of the Revolving Credit Facility the aggregate principal amount of the Revolving Credit Advances then outstanding.

        7. Section 2.06(a) of the Credit Agreement is hereby amended by adding the following sentence immediately to the end thereof:

               The Borrower may credit any amount prepaid pursuant to this
        Section 2.06(a), toward any Scheduled Amortization Payment due pursuant to the table set forth in Section 2.06(b)(i), as the Borrower may elect (with such prepayment to be applied pro rata to the Term A Facility and the Revolving Facility).

        8. Section 2.06(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

               (b) Mandatory. (i) The Borrower shall make a prepayment, such prepayment to be applied pro rata to the Term A Facility and the Revolving Credit Facility (with prepayments applied to the Revolving Credit Facility being allocated in accordance with clause (v) below), on each of the dates and in the respective amounts set forth below (each such payment, a "Scheduled Amortization Payment"):

              Scheduled Amortization Date          Scheduled Amortization Amount
              ---------------------------          -----------------------------
              July 2, 2002                              $25,000,000
              October 2, 2002                           $25,000,000
              January 2, 2003                           $25,000,000*
              April 2, 2003**                           $25,000,000
              July 2, 2003**                            $25,000,000
              October 2, 2003**                         $25,000,000***
              January 2, 2004**                         $25,000,000
              April 2, 2004**                           $25,000,000
              July 2, 2004**                            $25,000,000
              October 2, 2004**                         $25,000,000
              Termination Date                          Remaining Balance

              * Provided that the Remaining Balance shall instead be due if the Specified Termination Date has not been extended pursuant to Section 2.17.

              ** Contingent on the Specified Termination Date being extended pursuant to Section 2.17.

              *** Notwithstanding that this Scheduled Amortization Payment is due on October 2, 2003, the Borrower shall deposit $25,000,000 in escrow with the Administrative Agent, pursuant to documentation satisfactory to the Administrative Agent, on or before September 15, 2003, which escrowed funds shall be used solely to pay the $25,000,000 Scheduled Amortization Payment due on October 2, 2003.

        ; provided, however, that the Borrower may credit toward a Scheduled Amortization Payment set forth above any amount prepaid pursuant to
        Section 2.06(b)(ii) in accordance with the last sentence of such section; provided further that, on the 60th day following the Third Amendment Effective Date, the Borrower shall make an additional Scheduled Amortization Payment of $10 million, such prepayment to be applied pro rata to the Term A Facility and the Revolving Credit Facility (with prepayments applied to the Revolving Credit Facility being allocated in accordance with clause (v) below), unless, on or before such date, the real estate assets described on Schedule 2.06(b)(ii) shall have been sold and the resulting Net Cash Proceeds, which shall be not less than $10 million, shall have been applied in accordance with clause (ii) below; and provided, further, that the prepayment of the Revolving Credit Facility required as part of each Scheduled Amortization Payment shall be deemed satisfied if the Borrower permanently reduces the Revolving Credit Facility by such required amount and prepays the Revolving Credit Advances to the extent required under Section 2.06(b)(iii).

                      (ii) The Borrower shall, on the date of receipt of the Net Cash Proceeds by any Loan Party or any of its Subsidiaries from (A) the sale, lease, transfer or other disposition of any assets of any Loan Party or any of its Subsidiaries (other than (1) any such Net Cash Proceeds less than or equal to $1 million and not exceeding $1 million in the aggregate in any Fiscal Year and (2) any sale, lease, transfer or other disposition of assets pursuant to clause (i) or (ii) of Section 5.02(e)), (B) the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Debt (other than Debt incurred or issued pursuant to clause (ii) or (iv) of Section 5.02(b)), (C) the sale or issuance by any Loan Party or any of its Subsidiaries of any Equity Interests (including, without limitation, the receipt of any capital contribution) and (D) any Extraordinary Receipt received by or paid to or for the account of any Loan Party or any of its Subsidiaries and not otherwise included in clause (A), (B) or (C) above, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to (x) in the case of any event described in clauses (A) or (D) above, 100%, (y) in the case of any event described in clause (B) above, 100% (provided that (i) until such time as the Borrower has deposited an amount equal to the aggregate outstanding principal amount of the 7% Senior Notes (including any interest accrued thereon and applicable premium, penalty or other fees) into the Debt Proceeds Account, the Borrower may deposit into the Debt Proceeds Account (I) up to 25% of the Net Cash Proceeds received in connection with any event described in clause (B) above (other than in connection with the incurrence or issuance of any Debt permitted under
        Section 5.02(b)(x)) and (II) up to 50% of the Net Cash Proceeds received in connection with the incurrence or issuance of any Debt permitted under Section 5.02(b)(x), and (ii) thereafter, in the case of the incurrence or issuance of any Debt permitted under Section 5.02(b)(x), the Borrower may retain 50% of the Net Cash Proceeds received in connection with such incurrence or issuance) and (z) in the case of any event described in clause (C) above, 50%, in each case of the amount of such Net Cash Proceeds. Each such prepayment pertaining to clauses (A),
        (B), (C) or (D) above shall be applied pro rata to the Term A Facility and the Revolving Credit Facility (with prepayments applied to the Revolving Credit Facility being allocated in accordance with clause (v) below); provided, however, that the Net Cash Proceeds received by any Loan Party or any of its Subsidiaries from the sale of the real property assets described on Schedule 2.06(b)(ii) shall be applied only to the Term A Facility. The Borrower may credit any amount prepaid pursuant to this Section 2.06(b)(ii), to the extent such prepayment has resulted in a pro rata reduction of the Term A Facility and the Revolving Facility, toward the Scheduled Amortization Payments due pursuant to the table set forth in Section 2.06(b)(i) in the inverse order of maturity. For the avoidance of doubt, for so long as the Specified Termination Date is January 2, 2003, any prepayment that is credited by the Borrower toward the Scheduled Amortization Payment due on January 2, 2003 shall be credited to the Remaining Balance and not to the $25,000,000 scheduled amortization amount that is otherwise due on such date upon extension of the Specified Termination Date.

                      (iii) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, the Letter of Credit Advances and the Swing Line Advances and deposit an amount in the L/C Cash Collateral Account in an amount equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Revolving Credit Advances, (y) the Letter of Credit Advances and (z) the Swing Line Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the Revolving Credit Facility on such Business Day.

                      (iv) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in the L/C Cash Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

                      (v) Prepayments of the Revolving Credit Facility made pursuant to clause (i), (ii) or (iii) above shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Swing Line Advances then outstanding until such Advances are paid in full, third applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full, and fourth deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (ii) above, the amount remaining (if any) after the repayment in full of the Revolving Credit Advances then outstanding and the 100% cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding

        (the sum of such prepayment amounts in respect of the Revolving Credit Facility and remaining amount being referred to herein as the "Reduction Amount") may be retained by the Borrower and the Revolving Credit Facility shall be permanently reduced as set forth in Section 2.05(b)(iv). Each prepayment of the Revolving Credit Facility hereunder shall be applied first to the Borrowings thereunder consisting of Base Rate Advances and second, to Borrowings thereunder consisting of Eurodollar Rate Advances, in direct order of interest rate maturity.

                      (vi) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

                      (vii) All prepayments applied to the Term A Facility under this subsection (b) shall be allocated first to the Borrowings thereunder consisting of Base Rate Advances and second to Borrowings thereunder consisting of Eurodollar Rate Advances, in direct order of interest rate maturity.

        9. Section 2.08(a) of the Credit Agreement is hereby amended by deleting the phrase "September 30, 2001, December 31, 2001, March 31, 2002, June 30, 2002 and September 30, 2002" and replacing it with the following:

        "the last day of each fiscal quarter to occur from the Effective Date through the Termination Date"

        10. Section 2.08(b) of the Credit Agreement is hereby amended by deleting the phrase "September 30, 2001, December 31, 2001, March 31, 2002, June 30, 2002 and September 30, 2002" and replacing it with the following:

        "the last day of each fiscal quarter to occur from the Effective Date through the Termination Date"

        11. Section 2.14 of the Credit Agreement is hereby amended by adding the following proviso immediately prior to the period at the end thereof:

        ; provided that the Borrower shall not (and the Borrower agrees that it shall not) use any proceeds of Revolving Credit Advances, Swing Line Advances or Letters of Credit to prepay, redeem or repay the 7% Senior Notes.

        12. Article II of the Credit Agreement is hereby amended by adding a new
Section 2.17 immediately to the end thereof to read as follows:

               SECTION 2.17.  Extension of Specified Termination Date.

               The "Specified Termination Date" shall become January 3, 2005 if the following conditions are satisfied:

               (a) Subsequent to the Third Amendment Effective Date and on or prior to January 2, 2003, the Borrower shall have reduced the aggregate Commitments under the Term A Facility and the Revolving Credit Facility, collectively, by an amount equal to $210 million or more (resulting in the aggregate Commitments under such Facilities being reduced to $525 million or less), with at least $200 million of such commitment reductions being allocated pro rata to the Term A Facility and the Revolving Credit Facility (and with the Borrower making any corresponding prepayments required pursuant to Section 2.06(b) of the Credit Agreement); and

               (b) Except to the extent waived in writing by the Required Lenders, the following statements shall be true and the Administrative Agent shall have received a certificate signed by a duly authorized officer of the Borrower, dated as of the date clause (a) above is satisfied, stating that:

                      (i) the representations and warranties contained in each
               Loan Document are correct on and as of the date clause (a) above is satisfied, before and after giving effect to such extension, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date clause (a) above is satisfied, in which case as of such specific date; and

                      (ii) as of the date clause (a) above is satisfied, no
               Default or Event of Default has occurred and is continuing, or would result from such extension.

        13. Section 4.01(g) of the Credit Agreement is hereby amended in its entirety to read as follows:

               (g) The Consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 2001, and the related Consolidated statements of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of Ernst & Young LLP, independent public accountants, copies of which have been furnished to each Lender Party, fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated results of operations of the Borrower and its Subsidiaries for the periods ended on such date, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 2001, there has been no Material Adverse Change.

        14. Section 5.02(e) of the Credit Agreement is hereby amended in its entirety to read as follows:

               (e) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

                      (i) sales of Inventory and licenses of intellectual
               property in the ordinary course of its business;

                      (ii) in a transaction authorized by Section 5.02(d) (other than subsection (iii) thereof);

                      (iii) sales of assets for at least 75% cash and for fair
               value in an aggregate amount not to exceed $10,000,000 in any Fiscal Year;

                      (iv) sales in connection with any information technology
               outsourcing authorized by Section 5.02(b)(ix); and

                      (v) sales of the real estate assets described on Schedule
               2.06(b)(ii).

        provided that in the case of sales of assets pursuant to clauses (iii),
        (iv) and (v) above, the Borrower shall, on the date of receipt by any Loan Party or any of its Subsidiaries of the Net Cash

        Proceeds from such sale, prepay the Advances pursuant to, and in the amount and order of priority set forth in, Section 2.06(b)(ii), as specified therein.

        15. Section 5.02(k) of the Credit Agreement is hereby amended in its entirety to read as follows:

               (k) Prepayments, Etc., of Debt. (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (A) the prepayment of the Advances in accordance with the terms of this Agreement, (B) regularly scheduled or required repayments or redemptions of Debt permitted under Section 5.02(b) and
        (C) (I) any exchange of the 7% Senior Notes for common Equity Interests of the Borrower or (II) the prepayment, redemption, purchase or repayment of the 7% Senior Notes by the Borrower, but only to the extent that such prepayment, redemption, purchase or repayment is made solely with the Net Cash Proceeds of (x) the sale or issuance by any Loan Party or any of its Subsidiaries of any Equity Interests subject to Section 2.06(b)(ii)(C) or (y) the incurrence or issuance of any Debt subject to
        Section 2.06(b)(ii)(B), and in each such case such Net Cash Proceeds are not required to be applied as a mandatory prepayment of the Facilities pursuant to the terms of Section 2.06(b)(ii), as applicable, or (ii) amend, modify or change in any manner any term or condition of any Surviving Debt or the 7% Senior Notes, other than any amendment, modification or change which could not be reasonably likely to have a Material Adverse Effect, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower.

        16. Sections 5.04(a) and (b) of the Credit Agreement are hereby amended in their entirety to read as follows:

               (a) Debt to EBITDA Ratio. Maintain at all times a Debt/EBITDA Ratio of not more than the amount set forth below for each period set forth below:

            Quarter Ending                     Ratio
            --------------                     -----
September 30, 2001                             3.00:1
December 31, 2001                              3.00:1
March 31, 2002                                 2.75:1
June 30, 2002                                  2.75:1
September 30, 2002                             2.50:1
December 31, 2002                              2.50:1
March 31, 2003*                                2.25:1
June 30, 2003*                                 2.25:1
September 30, 2003*                            2.25:1
December 31, 2003*                             2.25:1
March 31, 2004*                                2.00:1
June 30, 2004*                                 2.00:1
September 30, 2004*                            2.00:1
December 31, 2004*                             2.00:1

                * Contingent on the Specified Termination Date being extended pursuant to Section 2.17.

               (b) Fixed Charge Coverage Ratio. Maintain at all times a Fixed Charge Coverage Ratio of not less than the amount set forth below for each period set forth below:

            Quarter Ending                     Ratio
            --------------                     -----
September 30, 2001                             1.70:1
December 31, 2001                              1.10:1
March 31, 2002                                 0.90:1
June 30, 2002                                  1.75:1
September 30, 2002                             1.30:1
December 31, 2002                              1.30:1
March 31, 2003*                                1.00:1
June 30, 2003*                                 1.00:1
September 30, 2003*                            1.00:1
December 31, 2003*                             1.00:1
March 31, 2004*                                1.25:1
June 30, 2004*                                 1.25:1
September 30, 2004*                            1.25:1
December 31, 2004*                             1.25:1

                * Contingent on the Specified Termination Date being extended pursuant to Section 2.17.

        17. Section 5.04(d) of the Credit Agreement is hereby deleted in its entirety.

        18. A new Schedule 2.06(b)(ii), which shall read as set forth on
Schedule 2.06(b)(ii) attached hereto, is added to the Credit Agreement.

II.     MISCELLANEOUS

        1. Representations and Warranties. Each of the Loan Parties represents and warrants to the Lenders and the Administrative Agent as follows:

               (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

               (b) This Amendment has been duly executed and delivered by such Loan Party and constitutes such Loan Party's legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited (x) by general principles of equity and conflicts of laws or (y) by bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement, of creditors' rights.

               (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Loan Party of this Amendment.

               (d) The execution and delivery of this Amendment does not diminish or reduce its obligations under the Loan Documents (including, without limitation, in the case of each Subsidiary Guarantor, such Subsidiary Guarantor's guaranty pursuant to Article VIII of the Credit Agreement) in any manner, except as specifically set forth herein.

               (e) Such Loan Party has no claims, counterclaims, offsets, or defenses to the Loan Documents and the performance of its obligations thereunder, or if such Loan Party has any such claims, counterclaims, offsets, or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished and released in consideration of the Lenders' execution and delivery of this Amendment.

               (f) The representations and warranties of the Loan Parties set forth in Article IV of the Credit Agreement are true and correct as of the date hereof (except those that expressly relate to an earlier date) and all of the provisions of the Loan Documents, as amended hereby, are in full force and effect.

               (g) Subsequent to the execution and delivery of this Amendment and after giving effect hereto, no unwaived event has occurred and is continuing which constitutes a Default or an Event of Default.

        2. Liens. Each Loan Party affirms the liens and security interests created and granted by it in the Loan Documents (including, but not limited to, the Security Agreements and the Collateral Trust Agreement) and agrees that this Amendment shall in no manner adversely affect or impair such liens and security interests.

        3. Effect of Amendment. Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect. The Loan Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Credit Agreement are hereby amended so that any reference to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

        4. Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of the Agents incurred in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of the Agents' legal counsel (including without limitation amounts incurred and invoiced on or prior to the Third Amendment Effective Date and referenced in Part II, Section 5(h) below).

        5. Conditions Precedent. This Amendment shall become effective as of the date hereof (the "Third Amendment Effective Date") once each of the following conditions precedent has been satisfied:

               (a) the Administrative Agent shall have received counterparts of
        (i) this Amendment, duly executed and delivered (which may be by telecopy) by each of the Loan Parties, the Lenders, the Agents and the other parties hereto, and (ii) a cash collateral account agreement relating to the Debt Proceeds Account, duly executed and delivered (which may be by telecopy) by each of the Borrower and the Collateral Agent;

               (b) the Administrative Agent shall have received a certified copy of the resolutions of the Board of Directors of the Borrower and each other Loan Party evidencing its approval of this Amendment and the other Loan Documents and matters contemplated hereby, and a certified copy of all documents evidencing other necessary corporate action and Governmental Approvals, if any, with respect to this Amendment and the other Loan Documents;

               (c) the Administrative Agent shall have received favorable legal opinions of Cooley Godward LLP and Konowiecki & Rank LLP, acting as counsel to each of the Loan Parties, in form and substance satisfactory to the Administrative Agent;

               (d) the Administrative Agent shall have received all documents it may reasonably request relating to the existence and good standing of the Loan Parties and to the authorization, execution and delivery of this Amendment and the other Loan Documents and other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent and its counsel in their reasonable discretion;

               (e) the Administrative Agent shall have received from the chief financial officer (or other Responsible Officer acceptable to the Administrative Agent) of the Borrower a certificate to the effect that as of the date hereof all representations and warranties made by the Borrower and each other Loan Party in this Amendment and each other Loan Document are true and correct in all material respects;

               (f) no Default or Event of Default shall have occurred and be continuing;

               (g) the Administrative Agent, on behalf of each Lender, shall have received an amendment fee equal to 0.75% of each such Lender's aggregate Commitments after giving effect to transactions contemplated hereby;

               (h) the Borrower shall have paid any and all out-of-pocket costs (to the extent invoiced) incurred by the Agents (including the reasonable fees and expenses of the Agents' legal counsel), and any and all fees and other amounts payable to the Agents, any of Lenders or any of their respective Affiliates that are in addition to the amounts payable pursuant to clause (g) above, in each case in connection with the negotiation, preparation, execution and delivery of this Amendment;

               (i) the Borrower shall have reduced the aggregate Commitments under the Term A Facility and the Revolving Credit Facility, collectively, by an amount equal to $40 million or more, with at least $40 million of such commitment reductions being allocated pro rata to the Term A Facility and the Revolving Credit Facility (and with the Borrower making any corresponding prepayments required pursuant to
        Section 2.06(b) of the Credit Agreement), resulting in the aggregate Commitments under the Term A Facility and Revolving Credit Facility, collectively, being reduced to $735 million or less; and

               (j) the Administrative Agent shall have received certificates in the form of Exhibit E to the Credit Agreement attesting to the Solvency of each Loan Party (other than PacifiCare eHoldings, Inc., RxConnect, Inc. and PacifiCare Ventures, Inc.) before and after giving effect to the Amendment, from its Treasurer or Chief Financial Officer.

        6. Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.

        7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

        8. ENTIRETY. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF. THESE LOAN DOCUMENTS REPRESENT THE FINAL

AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

        9. Severability. If any provision of this Amendment is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

        10. Release. The Loan Parties hereby release the Agents, the Lenders and each of their respective officers, employees, representatives, agents, trustees, counsel and directors (collectively, the "Released Persons") from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act by any of the Released Persons on or prior to the date hereof in connection with the Loan Documents and transactions related thereto.


              [the remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment, to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


BORROWER:                               PACIFICARE HEALTH SYSTEMS, INC.

                                        By /s/ CORY F. BAUGH
                                          --------------------------------------
                                        Title: VP, Treasurer


SUBSIDIARY GUARANTORS:                  PACIFICARE HEALTH PLAN
                                        ADMINISTRATORS, INC.


                                        By /s/ CORY F. BAUGH
                                          --------------------------------------
                                        Title: Treasurer


                                        PACIFICARE EHOLDINGS, INC.


                                        By /s/ CORY F. BAUGH
                                          --------------------------------------
                                        Title: Treasurer


                                        SENIORCO, INC.


                                        By /s/ CORY F. BAUGH
                                          --------------------------------------
                                        Title: Treasurer


                                        RXCONNECT, INC.


                                        By /s/ CORY F. BAUGH
                                          --------------------------------------
                                        Title: Treasurer


                                        RX SOLUTIONS, INC.


                                        By /s/ CORY F. BAUGH
                                          --------------------------------------
                                        Title: Treasurer

                                        PACIFICARE BEHAVIORAL
                                        HEALTH, INC.


                                        By /s/ COY F. BAUGH
                                          --------------------------------------
                                        Title: Asst. Treasurer


                                        SECUREHORIZONS USA, INC.


                                        By /s/ COY F. BAUGH
                                          --------------------------------------
                                        Title: Treasurer


                                        PACIFICARE VENTURES, INC.


                                        By /s/ COY F. BAUGH
                                          --------------------------------------
                                        Title: Treasurer

LENDERS:                                BANK OF AMERICA, N.A.,
                                        as Administrative Agent, as Collateral
                                        Agent, as Swing Line Bank, as Initial
                                        Issuing Bank and as a Lender


                                        By /s/ JOSEPH L. CORAH
                                          --------------------------------------
                                        Name: Joseph L. Corah
                                             -----------------------------------
                                        Title: Principal
                                              ----------------------------------

                                        BANC OF AMERICA SECURITIES LLC,
                                        as Co-Lead Arranger and Joint
                                        Book-Running Manager


                                        By /s/ PETER SHERMAN
                                          --------------------------------------
                                        Name: Peter Sherman
                                             -----------------------------------
                                        Title: Managing Director
                                              ----------------------------------

                                        J. P. MORGAN SECURITIES INC.,
                                        as Co-Lead Arranger and Joint
                                        Book-Running Manager


                                        By /s/ PATRICIA CAFFREY
                                          --------------------------------------
                                        Name: Patricia Caffrey
                                             -----------------------------------
                                        Title: Managing Director
                                              ----------------------------------

                                        SALOMON SMITH BARNEY INC.,
                                        as Joint Book-Running Manager


                                        By: /s/ JAMES J. SHERIDAN
                                           -------------------------------------
                                        Name: James J. Sheridan
                                             -----------------------------------
                                        Title: Managing Director, IBM
                                              ----------------------------------

                                        AIMCO CDO Series 2000-A
                                        ----------------------------------------
                                                    [NAME OF LENDER]


                                        By: /s/ CHRIS COERGEN
                                          --------------------------------------
                                        Name: Chris Coergen
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        By: /s/ DAVID WALSH
                                          --------------------------------------
                                          David Walsh
                                          Authorized Signatories


                                        AIMCO CLO SERIES 2001-A
                                        ----------------------------------------
                                                    [NAME OF LENDER]


                                        By: /s/ CHRIS COERGEN
                                          --------------------------------------
                                        Name: Chris Coergen
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        By: /s/ DAVID WALSH
                                          --------------------------------------
                                          David Walsh
                                          Authorized Signatories


                                        ALLSTATE LIFE INSURANCE COMPANY
                                        ----------------------------------------
                                                    [NAME OF LENDER]


                                        By: /s/ CHRIS COERGEN
                                          --------------------------------------
                                        Name: Chris Coergen
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        By: /s/ DAVID WALSH
                                          --------------------------------------
                                          David Walsh
                                          Authorized Signatories


                                        ARCHIMIDES FUNDING II, LTD
                                        By: ING Capital Advisors LLC,
                                            as Collateral Manager


                                        By: /s/ JOHN J. D'ANGELO
                                          --------------------------------------
                                        Name: John J. D'Angelo
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------



                                        ARCHIMIDES FUNDING III, LTD
                                        By: ING Capital Advisors LLC,
                                            as Collateral Manager


                                        By: /s/ JOHN J. D'ANGELO
                                          --------------------------------------
                                        Name: John J. D'Angelo
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------


                                        ARCHIMIDES FUNDING IV (CAYMAN), LTD.
                                        By: ING Capital Advisors LLC,
                                            as Collateral Manager


                                        By: /s/ JOHN J. D'ANGELO
                                          --------------------------------------
                                        Name: John J. D'Angelo
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------

                                   BANK HAPOALIM B.M.


                                   By: /s/ LAURA ANNE RAFFA
                                      ------------------------------------
                                   Name:  Laura Anne Raffa
                                        ----------------------------------
                                   Title: Senior Vice President &
                                         ---------------------------------
                                          Corporate Manager



                                   THE BANK OF NEW YORK


                                   By: /s/ REBECCA K. LEVINE
                                      ------------------------------------
                                   Name:  Rebecca K. Levine
                                        ----------------------------------
                                   Title: Vice President
                                         ---------------------------------



                                   BEAR STEARNS INVESTMENT PRODUCTS, INC.


                                   By: /s/ KEITH C. BARNISH
                                      ------------------------------------
                                   Name:  Keith C. Barnish
                                        ----------------------------------
                                   Title: Executive Vice President
                                         ---------------------------------



                                   BNP PARIBAS


                                   By: /s/ BROCK HARRIS
                                      ------------------------------------
                                   Name:  Brock Harris
                                        ----------------------------------
                                   Title: Director
                                         ---------------------------------


                                   By: /s/ [ILLEGIBLE]
                                      ------------------------------------
                                   Name:  [ILLEGIBLE]
                                        ----------------------------------
                                   Title: Managing Director
                                         ---------------------------------

                                     [LOGO]

                                CANYON PARTNERS
                           9665 WILSHIRE BLVD., #200
                            BEVERLY HILLS, CA 90212


                         PROPORTIONATE VOTING PROVISION


The undersigned, CANPARTNERS INVESTMENTS IV, LLC. ("Canyon"), is a Lender to Pacificare Health Systems, Inc., dated as of 08/20/2001 (the "Credit Agreement"). Canyon's approval of a proposed Amendment No. 3 has been requested pursuant to the terms of the Credit Agreement. The "Amendment No. 3" must be approved by the Required Lenders under the Credit Agreement.

Canyon hereby votes its percentage interest as a Lender in favor of and/or against the approval of the Amendment No. 3 in direct proportion to the votes of those other Lenders under the Credit Agreement that have voted for or against the approval of the Amendment No. 3 (without counting failure to vote or abstentions.)



CANPARTNERS INVESTMENTS IV, LLC,
a California limited liability company



By: /s/ RCB EVENSEN              Date: 4/8/02
   -------------------------          ----------------------------
   R. Christian B. Evensen
   Authorized Member

                                     CARLYLE HIGH YIELD PARTNERS II, LTD.


                                     By: /s/ LINDA PACE
                                         ---------------------------------------
                                     Name: Linda Pace
                                           -------------------------------------
                                     Title: Principal
                                            ------------------------------------


                                     CERES II FINANCE LTD.
                                     By: INVESCO Senior Secured Management, Inc.
                                         As Sub-Managing Agent (Financial)

                                     By: /s/ THOMAS H.B. EWALD
                                         ---------------------------------------
                                     Name: Thomas H.B. Ewald
                                           -------------------------------------
                                     Title: Authorized Signatory
                                            ------------------------------------



                                     CHARTER VIEW PORTFOLIO
                                     By: INVESCO Senior Secured Management, Inc.
                                         As Investment Advisor

                                     By: /s/ THOMAS H.B. EWALD
                                         ---------------------------------------
                                     Name: Thomas H.B. Ewald
                                           -------------------------------------
                                     Title: Authorized Signatory
                                            ------------------------------------


                                     CITIBANK DELAWARE

                                     By: /s/ JAMES J. SHERIDAN
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                                     CITIBANK, N.A.

                                     By: /s/ JAMES J. SHERIDAN
                                         ---------------------------------------
                                     Name: James J. Sheridan
                                           -------------------------------------
                                     Title: Managing Director
                                            ------------------------------------

                                        CREDIT LYONNAIS

                                        By: /s/ CHARLES HEIDRIECK
                                            ------------------------------------
                                        Name: Charles Heidrieck
                                              ----------------------------------
                                        Title: Senior Vice President
                                               ---------------------------------



                                        CREDIT SUISSE FIRST BOSTON

                                        By: /s/ WILLIAM S. LUTKINS
                                            ------------------------------------
                                        Name: William S. Lutkins
                                              ----------------------------------
                                        Title: Director
                                               ---------------------------------



                                        CREDIT SUISSE FIRST BOSTON

                                        By: /s/ DAVID M. KOCZAN
                                            ------------------------------------
                                        Name: David M. Koczan
                                              ----------------------------------
                                        Title: Associate
                                               ---------------------------------




                                        FIDELITY ADVISOR SERIES II:
                                        FIDELITY ADVISOR HIGH YIELD FUND

                                        By: /s/ JOHN D. COSTELLO
                                            ------------------------------------
                                        Name: John D. Costello
                                              ----------------------------------
                                        Title: Assistant Treasurer
                                               ---------------------------------

                                        FRANKLIN CLO I, LIMITED

                                        By: /s/ RICHARD D'ADDARIO
                                            ------------------------------------
                                        Name: Richard D'Addario
                                              ----------------------------------
                                        Title: Sr. Vice President
                                               ---------------------------------



                                        FRANKLIN CLO II, LIMITED

                                        By: /s/ RICHARD D'ADDARIO
                                            ------------------------------------
                                        Name: Richard D'Addario
                                              ----------------------------------
                                        Title: Sr. Vice President
                                               ---------------------------------



                                        FRANKLIN CLO III, LIMITED

                                        By: /s/ RICHARD D'ADDARIO
                                            ------------------------------------
                                        Name: Richard D'Addario
                                              ----------------------------------
                                        Title: Sr. Vice President
                                               ---------------------------------



                                        FRANKLIN FLOATING RATE DAILY ACCESS FUND

                                        By: /s/ RICHARD D'ADDARIO
                                            ------------------------------------
                                        Name: Richard D'Addario
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------



                                        FRANKLIN FLOATING RATE MASTER SERIES

                                        By: /s/ RICHARD D'ADDARIO
                                            ------------------------------------
                                        Name: Richard D'Addario
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------



                                        FRANKLIN FLOATING RATE TRUST

                                        By: /s/ RICHARD D'ADDARIO
                                            ------------------------------------
                                        Name: Richard D'Addario
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

                                        GE CAPITAL CFE INC.

                                        By: /s/ GREGORY HONG
                                            ------------------------------------
                                        Name: Gregory Hong
                                              ----------------------------------
                                        Title: Duly Authorized Signatory
                                               ---------------------------------



                                        HAMILTON CDO, LTD.
                                        By: Stanfield Capital Partners LLC
                                            as its Collateral Manager
                                        ----------------------------------------
                                                    [Name of Lender]

                                        By: /s/ CHRISTOPHER E. JANSEN
                                            ------------------------------------
                                        Name: Christopher E. Jansen
                                              ----------------------------------
                                        Title: Managing Partner
                                               ---------------------------------



                                        HARBOURVIEW CDO II LTD., FUND

                                        By: /s/ LISA CHAFFEE
                                            ------------------------------------
                                        Name: Lisa Chaffee
                                              ----------------------------------
                                        Title: Manager
                                               ---------------------------------



                                        ING ORYX CLO, LTD.
                                        By: ING Capital Advisors LLC,
                                            as Collateral Manager

                                        By: /s/ JOHN J. D'ANGELO
                                            ------------------------------------
                                        Name: John J. D'Angelo
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------



                                        INTESABCI SPA

                                        By: /s/ CHARLES DOUGHERTY
                                            ------------------------------------
                                        Name: Charles Dougherty
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------



                                        INTESABCI SPA

                                        By: /s/ F. MAFFEI
                                            ------------------------------------
                                        Name: F. Maffei
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------



                                        JPMORGAN CHASE BANK

                                        By: /s/ DAWN LEE LUM
                                            ------------------------------------
                                        Name: Dawn Lee Lum
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

                                        LCM I LIMITED PARTNERSHIP
                                        By: Lyon Capital Management LLC,
                                            as Attorney-in-Fact

                                        By: /s/ F. TAVANGAR
                                            ------------------------------------
                                        Name: Farboud Tavangar
                                              ----------------------------------
                                        Title: Senior Portfolio Manager
                                               ---------------------------------



                                        LIBERTY-STEIN ROE ADVISOR FLOATING
                                        RATE ADVANTAGE FUND, by Stein Roe
                                        & Farnham Incorporated as Advisor

                                        By: /s/ JAMES R. FELLOWS
                                            ------------------------------------
                                        Name: James R. Fellows
                                              ----------------------------------
                                        Title: Sr. Vice President &
                                               Portfolio Manager
                                               ---------------------------------



                                        MERRILL LYNCH PIERCE FENNER & SMITH
                                        INCORPORATED

                                        By: /s/ MEREDITH RUBEL UPSHER
                                            ------------------------------------
                                        Name: Meredith Rubel Upsher
                                              ----------------------------------
                                        Title: Counsel -- Global Debt Markets
                                               ---------------------------------



                                        MIZUHO CORPORATE BANK LTD.
                                        (formerly, The Industrial Bank of Japan,
                                        Limited and Dai-Ichi Kangyo Bank,
                                        Limited)

                                        By: /s/ MASAHITO FUKUDA
                                            ------------------------------------
                                        Name: Masahito Fukuda
                                              ----------------------------------
                                        Title: Senior Vice President and
                                               Group Head
                                               ---------------------------------



                                        MORGAN STANLEY SENIOR FUNDING INC.

                                        By: /s/ R. BRAM SMITH
                                            ------------------------------------
                                        Name: R. Bram Smith
                                              ----------------------------------
                                        Title: Managing Director
                                               ---------------------------------
                                          With respect to $16,541,666.33 of
                                          its total commitment of $20,291,666.33



                                        MORGAN STANLEY SENIOR FUNDING INC.

                                        By: /s/ STEPHEN HANNAN
                                            ------------------------------------
                                        Name: Stephen Hannan
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------
                                          With respect to $3,750,000.00 of
                                          its total commitment of $20,291,666.33

                                        MOUNTAIN CAPITAL CLO II LTD.


                                        By: /s/ GUY MAJOR
                                           -------------------------------------
                                        Name: Guy Major
                                              ----------------------------------
                                        Title: Director
                                               ---------------------------------



                                        OPPENHEIMER SENIOR FLOATING RATE FUND



                                        By: /s/ LISA CHAFFEE
                                           -------------------------------------
                                        Name: Lisa Chaffee
                                              ----------------------------------
                                        Title: Manager
                                               ---------------------------------



                                        Pension Investment Committee Of General
                                        Motors For General Motors Employees
                                        Domestic Group Pension Trust
                                        [NAME OF LENDER]

                                        By: Fidelity Management Trust Company,
                                        As Investment Manager, Under Power of
                                        Attorney



                                        By: /s/ JOHN P. O'REILLY, JR.
                                           -------------------------------------
                                        Name: John P. O'Reilly, Jr.
                                              ----------------------------------
                                        Title: Executive Vice President
                                               ---------------------------------


                                        Commonwealth Of Massachusetts Pension
                                        Reserves Investment Management Board
                                        [NAME OF LENDER]

                                        By: Fidelity Management Trust Company As
                                        Investment Manager, Under Power of
                                        Attorney



                                        By: /s/ JOHN P. O'REILLY, JR.
                                           -------------------------------------
                                        Name: John P. O'Reilly, Jr.
                                              ----------------------------------
                                        Title: Executive Vice President
                                               ---------------------------------

================================================================================
                                   COOPERATIVE CENTRALE RAIFFEISEN-
                                   BOERENLEENBANK, B.A., "RABOBANK
                                   NEDERLAND", NEW YORK BRANCH


                                   By: /s/ W. JEFFREY VOLLACK
                                      ------------------------------------
                                   Name:  Jeffrey Vollack
                                        ----------------------------------
                                   Title: Managing Director
                                         ---------------------------------
                                          Senior Credit Officer


                                   By: /s/ MICHAEL T. FABIANO
                                      ------------------------------------
                                   Name:  Michael T. Fabiano
                                        ----------------------------------
                                   Title: Vice President
                                         ---------------------------------



                                   SOCIETE GENERALE


                                   By: /s/ RICHARD BERNAL
                                      ------------------------------------
                                   Name:  Richard Bernal
                                        ----------------------------------
                                   Title: Director
                                         ---------------------------------
                                          Corporate Banking


                                   STANFIELD CLO LTD.
                                   By: Stanfield Capital Partners LLC
                                       as its Collateral Manager
                                       -----------------------------------
                                               [name of Lender]


                                   By: /s/ CHRISTOPHER E. JANSEN
                                      ------------------------------------
                                   Name:  Christopher E. Jansen
                                        ----------------------------------
                                   Title: Managing Partner
                                         ---------------------------------



                                   STANFIELD QUATTRO CDO, LTD.
                                   By: Stanfield Capital Partners LLC
                                       as its Collateral Manager
                                       -----------------------------------
                                               [name of Lender]


                                   By: /s/ CHRISTOPHER E. JANSEN
                                      ------------------------------------
                                   Name:  Christopher E. Jansen
                                        ----------------------------------
                                   Title: Managing Partner
                                         ---------------------------------


                                   STANFIELD CLO LTD.
                                   By: Stanfield Capital Partners LLC
                                       as its Collateral Manager
                                       -----------------------------------
                                               [name of Lender]


                                   By: /s/ CHRISTOPHER E. JANSEN
                                      ------------------------------------
                                   Name:  Christopher E. Jansen
                                        ----------------------------------
                                   Title: Managing Partner
                                         ---------------------------------


                                   STANFIELD/RMF TRANSATLANTIC CDO LTD.
                                   By: Stanfield Capital Partners LLC
                                       as its Collateral Manager
                                       -----------------------------------
                                               [name of Lender]


                                   By: /s/ CHRISTOPHER E. JANSEN
                                      ------------------------------------
                                   Name:  Christopher E. Jansen
                                        ----------------------------------
                                   Title: Managing Partner
                                         ---------------------------------

                                        STEINROE FLOATING RATE LIMITED LIABILITY
                                        COMPANY

                                        By: /s/ JAMES R. FELLOWS
                                            ------------------------------------
                                        Name: James R. Fellows
                                              ----------------------------------
                                        Title: Senior Vice President
                                               Stein Roe & Farnham Incorporated,
                                               as Advisor to the Stein Roe
                                               Floating Rate Limited Liability
                                               Company
                                               ---------------------------------



                                        SUMITOMO MITSUI BANKING CORPORATION

                                        By: /s/ AL GALLUZZO
                                            ------------------------------------
                                        Name: Al Galluzzo
                                              ----------------------------------
                                        Title: Senior Vice President
                                               ---------------------------------



                                        SUN TRUST BANK

                                        By: /s/ JANET R. NAIFEH
                                            ------------------------------------
                                        Name: Janet R. Naifeh
                                              ----------------------------------
                                        Title: Director
                                               ---------------------------------



                                        UFJ BANK LIMITED

                                        By: /s/ PATRICK MANSOORIAN
                                            ------------------------------------
                                        Name: Patrick Mansoorian
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------



                                        UNITED CALIFORNIA BANK

                                        By: /s/ D. THOMAS HERMMAN
                                            ------------------------------------
                                        Name: D. Thomas Hermman
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------



                                        WELLS FARGO BANK, N.A.

                                        By: /s/ PAUL S. DOBEL
                                            ------------------------------------
                                        Name: Paul S. Dobel
                                              ----------------------------------
                                        Title: Senior Vice President
                                               ---------------------------------

                                        WILLIAM SIMON & SONS SPECIAL
                                        SITUATION PARTNERS II, L.P.

                                        By: /s/ DALE LESHAW
                                            ------------------------------------
                                        Name: Dale Leshaw
                                              ----------------------------------
                                        Title: Principal
                                               ---------------------------------



                                        WINDSOR LOAN FUNDING, LIMITED
                                        By: Stanfield Capital Partners LLC
                                            as its Investment Manager
                                        ----------------------------------------
                                                  [name of Lender]


                                        By: /s/ CHRISTOPHER E. JANSEN
                                            ------------------------------------
                                        Name: Christopher E. Jansen
                                              ----------------------------------
                                        Title: Managing Partner
                                               ---------------------------------

                     SCHEDULE 2.06(b)(ii) TO AMENDMENT NO. 3
                    TO AMENDED AND RESTATED CREDIT AGREEMENT
                   IN FAVOR OF PACIFICARE HEALTH SYSTEMS, INC.


                          [Description of Real Estate]


                          PROPERTY                               MINIMUM SALE PRICE
                          --------                               ------------------
1.  19066 Magnolia, Huntington Beach, CA  (38,764 sq. ft.           $  3,900,000
    medical office building, approximately 12,000 sq. ft.
    vacant office bldg. and approximately 2,000 sq. ft.
    vacant restaurant space).
2.  1236 Magnolia, Anaheim, CA  (29,460 sq. ft.)                    $  2,790,000
3.  8311 Florence, Downey, CA  (25,579 sq. ft.)                     $  2,790,000
4.  818 Alondra, Compton, CA  (8,819 sq. ft.)                       $    520,000
                                          Total Sale Price          $ 10,000,000